Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No. 333-189551 on Form S-8 of our report dated February 12, 2014, relating to our audit of the financial statements of BioLife Solutions, Inc. appearing in the Annual Report on Form 10-K of BioLife Solutions, Inc. for the year ended December 31, 2013.

/S/ PETERSON SULLIVAN LLP

Seattle, Washington
February 12, 2014